NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WIRED ASSOCIATES SOLUTIONS, INC.

Senior Secured Convertible Promissory Note

US $102,259.37	Issue Date: January 23, 2012

This Senior Secured Convertible Promissory Note (as the same may be amended or restated from time to time, the “Note”), which may be amended from time to time, is duly authorized and issued by Wired Associates Solutions, Inc., a Nevada corporation (the “Company”), having its principal executive office at 1559 East 38th Street, Brooklyn, New York 11234.

FOR VALUE RECEIVED, the Company, promises to pay to the order of Omega Global Enterprises, LLC, a Delaware limited liability company having its principal executive office at 1559 East 38th Street, Brooklyn, New York 11234 or its registered assigns (the “Payee” or the “Holder”), the principal sum of One Hundred Two Thousand Two Hundred Fifty Nine Dollars and Thirty Seven Cents (US$102,259.37) (the “Loan”) on demand (the date upon which such demand is made upon the Company by the Holder, the “Demand Date”) unless earlier converted pursuant to the terms and conditions herein contained, and to pay interest on the outstanding amount of the Loan at a rate of twelve percent (12%) per annum (the “Applicable Rate”) in one lump sum payable on the Demand Date.

This Note evidences the following advances: (i) On December 23, 2011, Jason A. Sharf, having his principal executive office at 1843 Ryder Street, Brooklyn, New York 11234 advanced an aggregate amount of $5,500 to the Company, as assigned to Holder and subsequently canceled on the date hereof and in consideration herefore; (ii) On January 17, 2012, Holder advanced an aggregate amount of $50,000 to the Company; and (iii) On the date hereof, Holder advanced an aggregate amount of $46,759.37 to the Company.

This Note is subject to the following provisions:

A. “Qualified Offering” means a private placement offering by the Company pursuant to the terms and conditions contained in private placement offering documentation to be entered into at the time of the offering.

B. “Business Days” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

1.	Payments of Principal and Interest.

A. Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Demand Date.

B. Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at the Applicable Rate. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Accrued and unpaid interest under this Note shall be paid in full on the Demand Date. Any accrued but unpaid interest shall, at the option of the Holder, be included, from time to time, in any amounts converted hereunder.

C. Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus four percent (4%) per annum (the “Default Rate”). Any accrued but unpaid interest at the Default Rate shall, at the option of the Holder, be included, from time to time, in the any amounts converted hereunder.

D. General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

E. Optional Prepayment. At any time prior to the Demand Date and/or the Conversion Date, the Company may pre-pay this Note in full or in part without penalty. Upon prepayment of this Note in full, the Holder shall have no further rights under this Note (except for such rights that may specifically survive the payment of the Note), including no rights of conversion.

2.        Voluntary Conversion. At any time between the original Issue Date and the Demand Date unless previously repaid by the Company, this Note shall be convertible into shares of common stock of the Company, par value $0,001 per share (the “Common Stock”), at the option of the Holder, in whole or in part (subject to any limitations on conversion). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the amount of the Loan plus interest to be converted. The date which the Company receives the Notice of Conversion shall be the conversion date (a “Conversion Date”). To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Loan plus all accrued and unpaid interest has been converted. Conversions hereunder shall have the effect of lowering the outstanding amount of the Loan in an amount equal to the applicable conversion amount. The Company shall maintain records showing the Loan amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted amount of the Loan may be less than the amount stated on the face hereof.

A. Conversion Price. On any Conversion Date, the Loan, or any portion thereof, is convertible into shares of the Company’s Common Stock at a conversion price equal to the average of the immediately preceding three (3) volume weighted average prices (VWAP) prior to receipt by the Company of the Notice of Conversion to the Company (the “Conversion Price”).

B. Mechanism of Conversion.

i. Conversion Shares Issuable Upon Conversion of Loan. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding amount of the Loan (or any portion thereof) to be converted by the Conversion Price.

ii. Delivery of Certificate Upon Conversion. In the event of any conversion (i) certificates for shares of Common Stock shall be dated the Conversion Date and delivered to the Holder hereof within a reasonable time, not exceeding ten (10) Business Days after any Conversion Date, or, (ii) at the request of the Holder, shares shall be issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding ten (10) Business Days after such conversion. The Holder hereof shall be deemed for all purpose to be the holder of the shares of Common Stock so purchased as of the date of such conversion. If certificated shares are issued, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to DTC on a holder’s behalf via DWAC provided that (i) such exercise is in connection with a registration statement under the Securities Act providing for the resale of the shares of Common Stock or the shares of Common Stock are otherwise exempt from registration and may be issued without a restrictive legend and (ii) the Holder and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Note, or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction, at such time that this Note is fully exercised.

iii. Failure to Deliver Certificate. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the Holder by the tenth (10th) Business Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the Loan of this Note tendered for conversion.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon any conversion of the Loan and payment of interest, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than 100% of the shares of Common Stock as shall be issuable upon the conversion of the Loan and payment of interest at the hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, nonassessible.

v. Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price of the Company’s shares of Common Stock as quoted by Bloomberg on the day prior to the Company’s receipt of the Conversion Notice. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole share of Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of Common Stock upon conversion shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    3.         Grant of Security. The Company hereby grants a first priority security interest, as that term is defined in the Uniform Commercial Code of New York (the “UCC”), in the Collateral (as such term is hereinafter defined), as security for the payment and performance of all the obligations of the Company under and in connection with this Note now or hereafter existing whether for principal, interest, fees, expenses or otherwise (all such obligations of the Company are hereinafter collectively referred to as the “Secured Obligations”). The Company, as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Holder and its successors and assigns, and hereby grants to the Holder a continuing security interest in, all of the Company’s right, title and interest in and to all of the Company’s now existing or hereafter acquired tangible and intangible properties, including, without limitation, a first lien on all present and future assets of the Company and its subsidiaries (including, but not limited to, each of the now existing or hereafter acquired assets described on Exhibit B hereto) (collectively hereinafter referred to as the “Collateral”).

A. This Note shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Company, its successors and permitted assigns, and (iii) inure to the benefit of the Holder and its respective successors, transferees and assigns.

B. This Note secures the payment and performance of all of the Secured Obligations and by its execution hereof, the Company authorizes the Holder to file any and all documents necessary or advisable to properly perfect a security interest in the Collateral, including, but not limited to, the filing of such UCC-1 Financing Statements with the Secretaries of State in any and all jurisdictions deemed advisable by Holder. Upon the payment in full of the Secured Obligations to the satisfaction of the Holder in its sole discretion, the security interest granted hereby shall terminate, all rights in and to the Collateral shall revert to the Company and the Holder shall duly file, at the expense of the Company, such UCC-3 Amendments necessary to terminate the Holder’s security interest.

  4.         Mandatory Redemption upon the Subsequent Qualified Offering.

A. If the Company undertakes one or more Qualified Offerings prior to the Demand Date, the Company will deliver to the Holder a notice (the “Offering Notice”), stating the price and other material terms and conditions thereof not later than five (5) Business Days prior to the closing date of the Qualified Offering.

B. Upon the closing of a Qualified Offering which, in the aggregate when combined with all other Qualified Offerings, equals an amount in excess of Five Hundred Thousand United States Dollars ($500,000.00), this Note shall automatically be redeemed by the Company for the full amount of the Loan plus outstanding interest to be paid to the Holder.

    5.        Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section in accordance with the notice provisions set forth herein. If at any time the Company shall:

A. make or issue or set a record date for the holders of the shares of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

B. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

C. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (1) the number of shares of Common Stock for which this Note is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Note is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of shares of Common Stock for which this Note is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Note is exercisable immediately after such adjustment.

    6.         The Holder’s Conversion Limitations. The Company shall not affect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Holder, the Holder (together with the Holder’s affiliates (as defined herein) and any Persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Holder shall have the right to request that the Company provide to the Holder a written statement of the percentage ownership of the Company’s Common Stock that would by beneficially owned by the Holder and its affiliates in the Company if the Holder converted such portion of this Note then intended to be converted by Holder. The Company shall, within five (5) business days of such request, provide Holder with the requested information in a written statement, and the Holder shall be entitled to rely on such written statement from the Company in issuing its Conversion Notice and ensuring that its ownership of the Company’s Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by Holder, in whole or in part, upon sixty-one (61) days’ prior notice from the Holder to the Company to increase such percentage.

For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this Section shall apply to a successor holder of this Note. For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

    7. Holder’s Representations and Warranties. The Holder represents and warrants that:

A. Restrictions on Transfer or Resale. The Holder understands that (i) the Note and any shares of Common Stock upon conversion of the Note are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Note or any shares of Common Stock are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Note or the shares of Common Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, (iii) Holder is acquiring the Note and the shares of Common Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and (iv) Holder does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the securities.

B. Accredited Investor Status. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

C. Reliance on Exemptions. The Holder understands that the Note and any shares of Common Stock upon voluntary conversion in the Qualified Offering are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

D. Information. Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by Holder. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein. Holder understands that its investment in the Note, any shares of Common Stock upon voluntary conversion acquired in the Qualified Offering involve a high degree of risk and is able to afford a complete loss of such investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

E. No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

F. Legend. This Note and all certificates representing shares of Common Stock issuable upon conversion hereof shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

    8.         Events of Default

A. The term “Event of Default” shall mean any of the events set forth in this Section (the term “Company” for this purpose shall include all subsidiaries of the Company):

i. Non-Payment of Obligations. The Company shall default in the payment of the Loan and interest when the same shall become due and payable, whether by acceleration or otherwise, which default shall continue uncured for ten (10) days after notice thereof.

ii. Non-Performance of Covenants. The Company shall default in the due observance or performance of any material covenant set forth herein, which default shall continue uncured for thirty (30) days after notice thereof.

iii. Bankruptcy. Insolvency, etc. The Company shall:

(a) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(b) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(c) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

(d) take any corporate or other action authorizing any of the foregoing.

B. Action if Bankruptcy. If any Event of Default described in clauses (iii)(a) through (d) of this Section shall occur, the Loan amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C. Action if Other Event of Default. If any Event of Default shall occur for any reason, the Holder may declare all or any portion of the outstanding Loan of the Note, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Loan hereof, and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

    9.         Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and other amounts due that have not or will not be converted under Section 2 hereof, to be due and payable immediately. The security interest created by this Note shall be enforceable if an Event of Default shall have occurred and be continuing and the Holder shall have, among other things, the following rights:

A. subject to the limitations of Section 9-610 and 9-615 of the UCC (if applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Holder may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Holder, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Company to be reasonable) addressed to the Company at its last address on file with the Holder, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Company). If any of the Collateral or any rights or interests therein are to be disposed of at a public sale, the Holder may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Collateral or any rights or interests therein shall be disposed of at a private sale, the Holder shall be relieved from all liability or claim for inadequacy of price. At any such public sale the Holder may purchase the whole or any part of the Collateral or any rights or interests therein so sold. Each purchaser, including the Holder should it acquire the Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Company which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Collateral or rights or interests so sold may be retained by the Holder until the selling price thereof shall be paid by the purchaser, but the Holder shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral or rights or interests therein so sold. In case of any such failure, such Collateral or rights or interests therein may again be sold or not less than 10 days’ written notice as aforesaid.

B. in addition to the rights and remedies granted to it in this Note and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Holder shall have rights and remedies of a secured party under the UCC.

C. all cash proceeds received by the Holder in respect of any sale of, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Holder pursuant to this Note) in whole or in part by the Holder in accordance with the Note.

   9.         Holder Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in the Holder’s discretion upon the occurrence and during the continuance of an Event of Default to take any action and to execute any document which the Holder may deem necessary or advisable to accomplish the purposes of this Note.

   10.       Non-interference with Remedies; Specific Performance. The Company agrees that following the occurrence and during the continuance of an Event of Default it will not at any time pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Note, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Company waives the benefit of all such laws to the extent it lawfully may do so. The Company agrees it will not interfere with any right, power or remedy of the Holder provided for in this Note now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers or remedies.

   11.       Miscellaneous.

A. Voting Rights. The Holder shall have no voting rights under this Note, except as required by applicable law, including, but not limited to, the Nevada Corporations Law, and as expressly provided in this Note.

B. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

C. Governing Law. This Note shall be governed by the laws of the State of New York as applied to contracts entered into and to be performed entirely within the State of New York.

D. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

E. Notices.

i. Any notice pursuant to this Note to be given or made (i) by the Holder to or upon the Company or (ii) by the Company to or upon the Holder, shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company or the Holder to the other party) as follows:

To the Company:	Wired Associates Solutions, Inc.
1559 East 38th Street,
Brooklyn, New York 11234

To the Holder:	Omega Global Enterprises, LLC
1559 East 38th Street Brooklyn, New York 11234

F. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

G. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Note, but this Note shall be construed as if such unenforceable provision had never been contained herein

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above.

WIRED ASSOCIATES SOLUTIONS, INC.
By	\s\ Justin Jarman
Name:	Justin Jarman
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the Loan and/or outstanding interest under the Note, dated January 20, 2012 (the “Note”), issued by Wired Associates Solutions, Inc., a Nevada corporation (the “Company”), in favor of the undersigned, due on the Demand Date if not previously repaid by the Company or converted into shares of the Common Stock of the Company according to the conditions contained in the Note, as of the date written below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Loan and/or interest Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

EXHIBIT B

COLLATERAL

(a)

all accounts (as defined in the UCC) including accounts receivable in respect of portfolio investments and payment intangibles, including, without limitation, all contract rights, and all other forms of monetary obligations owing to the Company, and all credit insurance, guaranties, or security therefor, whether or not they have been earned by performance;

(b)	all chattel paper (as defined in the UCC), including, without limitation, electronic chattel paper and tangible chattel paper evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore;

(c)	all commercial tort claims (as defined in the UCC);

(d)	all deposit accounts (as defined in the UCC) and all of the cash and cash equivalents, deposited therein from time to time, and all securities, rights, interests, shares of stock, instruments, interests, or other property contained, deposited, held or otherwise added to any deposit account from time to time;

(e)	all documents (as defined in the UCC), including, without limitation, any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

(f)	all equipment (as defined in the UCC), machinery and all fixtures (including, without limitation, the items purchased with the proceeds of the Loan), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and thereof and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, and all related claims, credits, setoffs, and other rights of recovery;

(g)	all general intangibles (as defined in the UCC) of any kind, including, without limitation, all money, contract rights, corporate or other business records, all intellectual property rights, inventions, designs, formulas, patents, patent applications, service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software (as defined in the UCC), source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to The Company, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and all orders in transit to or from The Company, credits or deposits of The Company (whether general or special) that are held by the Holder;

(h)	all goods (as defined in the UCC);

(i)	all inventory (as defined in the UCC), whether in the possession of the Company or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods, which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in the Company’s business, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing;

(i)	all instruments (as defined in the UCC) including, without limitation, every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course or conduct of business (including worldwide shipment) by delivery with any necessary assignment or endorsement;

(k)	all investment property (as defined in the UCC) pledged to or delivered to the Holder’s control from time to time, and any and all other property in which the Company at any time has rights and in which at any time a security interest has been transferred to the Holder (and regardless of whether any such property constitutes a certificated or uncertificated security or is held directly or through one or more financial intermediaries through book entries);

(1)	all letter of credit rights (as defined in the UCC);

(m)	all supporting obligations (as defined in the UCC);

(n)	all books, files, records (as defined in the UCC) relating to the Collateral;

(o)	each policy and contract of insurance owned or maintained by the Company, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums, and in and to all moneys and claims for moneys in connection therewith;

(p)	all certificates and instruments evidencing any securities or other Collateral subject to this Security Agreement from time to time and all interest, dividends, distributions, cash, investment property, securities, shares of stock, and other amounts and property from time to time received, receivable, paid or payable or otherwise distributed from time to time in respect of, in exchange or substitution for, or as an addition to any of the foregoing Collateral;

(q)	all other tangible or intangible personal property of every kind and nature; and

(r)	all accessions and additions to the foregoing, substitutions therefor, and replacements, products and proceeds (as defined in the UCC) of any of the property of the Company described in clauses (a) through (q) above (including any proceeds of insurance thereon).